Exhibit 99.3

IMH Financial Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet of IMH Financial Corporation as of September 30, 2017

Unaudited Pro Forma Condensed Combined Statement of Operations of IMH Financial Corporation for the year ended December 31, 2016 and the Nine Months Ended September 30, 2017

INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 2, 2017, IMH Financial Corporation (“IMH” or the “Company”), through various subsidiaries, completed an acquisition from 29 East MacArthur, LLC (the “MacArthur Place”) pursuant to the amended Purchase and Sale Agreement, dated September 1, 2017, in which the Company agreed to purchase the Seller's operating hotel consisting of 64 luxury guest rooms, indoor and outdoor function space, full-service food and beverage outlet and restaurant operations, and spa operations located in Sonoma, California (the “MacArthur Hotel”) for a purchase price of $36.0 million.

IMH treated the acquisition of the MacArthur Hotel as a purchase of a business pursuant to the Financial Accounting Standards Board’s (“FASB") Accounting Standards Codification ("ASC") 805, Business Combinations, which requires, among other things, that the assets to be acquired and liabilities to be assumed be recognized at their fair values as of the acquisition date using the acquisition method of accounting, and that the excess of consideration over the fair value of the acquired net assets to be allocated to goodwill.

The Unaudited Pro Forma Condensed Combined Financial Statements (including notes thereto) appended hereto are qualified in their entirety by reference to, and should be read in conjunction with, the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the financial statements included in Item 9.01(a) of this Current Report on Form 8-K/A.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2017, reflects the financial position of the Company as if the transaction described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on September 30, 2017.

The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2017 and the twelve months ended December 31, 2016, present the results of operations of the Company as if the transaction described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on January 1, 2016.

These accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC and are presented for illustrative purposes only. They are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements include pro forma allocations of the purchase price of the properties discussed in the accompanying notes based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change. See "Forward Looking Statements" in this Current Report on Form 8-K/A and the description of other risks, uncertainties and factors that could cause actual results to differ materially from those projected that are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and as may be updated from time to time in other reports filed by the Company with the SEC, including Forms 8-K and 10-Q.

The historical consolidated financial information of IMH and the historical financial information of MacArthur Place, presented herein, have been adjusted in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations to eliminate assets not acquired and liabilities not assumed and their related impacts on the results of operations, and to give effect to pro forma events that are (1) directly attributable to the acquisition of the MacArthur Hotel, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the accompanying notes thereto.

IMH FINANCIAL CORPORATION
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2017
(dollars in thousands)

	Historical	Historical
	IMH Financial	MacArthur	Pro Forma		Pro Forma
	Corporation	Place	Adjustments		Combined
	(1)	(2)	(3) and (4)
Assets
Cash and Cash Equivalents	$34,089	$3,299	$(35,486)	4a	$16,825
			18,914	4b
			(700)	4c
			(3,291)	3
Funds Held by Lender and Restricted Cash	308	—	—		308
Mortgage Loans, Net	7,203	—	—		7,203
Real Estate Held for Sale	15,252	—	—		15,252
Operating Properties	—	5,953	(5,953)	4d	19,630
			19,630	4e
Other Real Estate Owned	35,860	—	—		35,860
Other Receivables	340	172	—		512
Other Assets	4,279	351	(105)	3	4,525
Goodwill and Intangible Assets	—	—	16,370	4f	16,370
Property and Equipment, Net	533	—	—		533
Assets of Discontinued Operations	592	—	—		592

Total Assets	$98,456	$9,775	$9,380		$117,611

Liabilities

Accounts Payable and Accrued Expenses	$4,078	$532	$(295)	3	$4,315
Accrued Property Taxes	238	42	(42)	3	238
Dividends Payable	539	—	—		539
Accrued Interest Payable	431	19	(19)	3	431
Customer Deposits and Funds Held for Others	368	1,039	(335)	3	1,072
Notes Payable, Net of Discount	14,787	5,072	18,914	4b	33,701
			(5,072)	3
Notes Payable and Special Assessment Obligations, Held for Sale	2,920	—	—		2,920
Liabilities of Discontinued Operations	493	—	—		493

Total Liabilities	23,854	6,704	13,151		43,709

Redeemable Convertible Preferred Stock, $.01 par value; 100,000,000 shares authorized; 8,200,000 shares outstanding; liquidation preference of $39,570	34,160				34,160

Commitments, contingencies and subsequent events

Stockholders' Equity

	Historical	Historical
	IMH Financial	MacArthur	Pro Forma		Pro Forma
	Corporation	Place	Adjustments		Combined
	(1)	(2)	(3) and (4)
Common stock, $.01 par value; 200,000,000 shares authorized; 18,079,522 shares issued and 16,253,426 shares outstanding at September 30, 2017	181				181
Less: Treasury stock at cost, 1,829,096 shares at September 30, 2017	(6,170)				(6,170)
Paid-in Capital	715,881				715,881
Accumulated Deficit	(675,595)		(700)	4c	(676,295)
Total IMH Financial Corporation Stockholders' Equity	34,297	—	(700)		33,597
Noncontrolling Interests	6,145	3,071	(3,071)		6,145
Total Equity	40,442	3,071	(3,771)		39,742

Total Liabilities and Stockholders' Equity	$98,456	$9,775	$9,380		$117,611

See accompanying notes to unaudited pro forma condensed combined financial statements.

IMH FINANCIAL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Condensed Combined Balance Sheet Adjustments, Reclassifications and Eliminations

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the MacArthur Hotel, through various subsidiaries of the Company, as if it had occurred on September 30, 2017. No effect is given to the pro forma adjustments for the operating results of the MacArthur Hotel that are reflected in the unaudited pro forma condensed combined statements of operations.

Certain amounts in the historical balance sheet of MacArthur Place have been reclassified to conform to IMH’s presentation. In addition, certain balances have been eliminated to reflect the MacArthur Place assets that were not acquired and liabilities that were not assumed. Below is an explanation of the notes in the unaudited pro forma condensed combined balance sheet:

1)	Represents the historical consolidated balance sheet of the Company.

2)
Represents the historical balance sheet of MacArthur Place, as reclassified to conform to our financial statement presentation. These reclassification adjustments did not result in any changes to total assets or total liabilities at September 30, 2017.

3)
Reflects the elimination of assets and liabilities of MacArthur Place that we did not acquire or assume, which primarily includes cash, certain prepaids and other assets, mortgage loan obligations and certain other liabilities.

4)
The unaudited pro forma condensed combined balance sheet adjustments represent the impact of the Company’s acquisition of the MacArthur Hotel, and assume the acquisition had been completed on September 30, 2017. Also, in accordance with ASC 805, the Company has preliminarily estimated and allocated the value of its investment in the MacArthur Hotel to land and improvements, building and improvements, property and equipment, and various other assets acquired and liabilities assumed, with the balance allocated to goodwill and intangibles on the relative fair value basis. While the acquisition has been completed, the purchase price allocation and adjustments described above are estimates and are subject to risks and uncertainties that could cause actual results to differ from the assumptions used in this unaudited pro forma condensed combined financial information, including the amount of goodwill and intangible assets. In addition, the acquisition is subject to a post-closing true-up period which is still under negotiation with the seller that could impact the ultimate amount of receivables and liabilities, and further impact the amount of goodwill recorded.

a.
The following table summarizes the pro forma estimate of the fair values of assets acquired and liabilities to be assumed as if the acquisition of the MacArthur Hotel had occurred on September 30, 2017 (in thousands):

Property and identifiable intangible assets acquired:
Land and improvements	$4,920
Building and improvements	13,650
Property and equipment, net	1,060
19,630
Goodwill and intangible assets	16,370
Purchase price	36,000

Other assets acquired and liabilities assumed:
Cash	8
Receivables, Inventory and other assets	418
Accounts payable and accrued expenses	(137)
Customer deposit and gift cards	(704)
Net liabilities assumed	(415)

Adjusted purchase price	$35,585

In a business combination, the initial allocation of the purchase price is considered preliminary and therefore subject to change until the end of the measurement period (up to one year from the acquisition date). Because the measurement period for the acquisition of the MacArthur Hotel is still open, IMH expects that certain fair value estimates will change once all information necessary to make a final fair value assessment has been received. Any measurement period adjustments determined to be material will be applied retrospectively to the period of acquisition in IMH’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could also be affected.

b.
Reflects the proceeds received from the financing obtained in connection with the acquisition from MidFirst Bank (“MidFirst”) in the amount of $32.3 million, of which approximately $19.4 million was utilized for the purchase of the MacArthur Hotel, net of deferred financing costs of $0.4 million. The loan requires interest-only payments during the initial three-year term and bears floating interest equal to the 30-day LIBOR rate plus 3.75%, subject to possible downward adjustment if certain additional conditions are met.

c.
To record the estimated amount of direct costs and fees payable in connection with the closing of the acquisition, including legal fees, consulting fees, due diligence and other payments specified Agreement.

d.	To eliminate the historical cost basis of the MacArthur Hotel property, plant and equipment at the date of acquisition.

e.
To record the addition of the MacArthur Hotel operating property consisting of land and improvements, building and improvements, and property and equipment to its estimated fair value derived from preliminary valuation information obtained. The ultimate fair value of such assets may materially differ from this estimate.

f.
To record the estimated fair value of identifiable intangible assets and goodwill derived from preliminary valuation information obtained. The ultimate fair value of such assets may materially differ from this estimate.

 IMH FINANCIAL CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2016
(In thousands, except share data)

	Historical	Historical			Pro Forma
	IMH Financial	MacArthur	Pro Forma		IMH Financial
	Corporation	Place	Adjustments		Corporation
	(1)	(2)	(3)
Revenue:
Operating Property Revenue	$4,700	$9,513	$—		$14,213
Investment and Other Income	399	—	—		399
Mortgage Loan Income, Net	340	—	—		340

Total Revenue	5,439	9,513	—		14,952

Operating Expenses:
Operating Property Direct Expenses (Exclusive of Interest and Depreciation)	3,892	8,179	—		12,071
Expenses for Non-Operating Real Estate Owned	376	—	—		376
Professional Fees	4,364	—	—		4,364
General and Administrative Expenses	7,646	—	—		7,646
Interest Expense	5,305	246	(246)	3a	6,462
			1,157	3b
Depreciation and Amortization Expense	759	559	(559)	3a	2,360
			1,601	3c
Total Operating Expenses	22,342	8,984	1,953		33,279

Provision (Recovery) of Credit Losses, Impairment Charges, Gain on Disposal, and Equity Loss from Unconsolidated Entities
Gain on Disposal of Assets, Net	(10,997)	—	—		(10,997)
Provision of Credit Losses, Net	231	—	—		231
Impairment of Real Estate Owned	—	—	—		—
Equity Loss from Unconsolidated Entities	236	—	—		236
Total Provision (Recovery) of Credit Losses, Impairment Charges, Loss (Gain) on Disposal and Equity Loss from Unconsolidated Entities	(10,530)	—	—		(10,530)

Total Costs and Expenses	11,812	8,984	1,953		22,749

Income (Loss) before Income Taxes	(6,373)	529	(1,953)		(7,797)
Provision for Income Taxes	—	—	—		—
Net Income (Loss)	(6,373)	529	(1,953)		(7,797)
Net Income Attributable to Noncontrolling Interests	117	—	—		117
Cash Dividend on Redeemable Convertible Preferred Stock	(2,146)	—	—		(2,146)
Deemed Dividend on Redeemable Convertible Preferred Stock	(2,505)	—	—		(2,505)
Net Income (Loss) Attributable to Common Shareholders	$(10,907)	$529	$(1,953)		$(12,331)

Loss per common share

Basic and Diluted	$(0.69)			3d	$(0.77)
Basic and Diluted Weighted Average Common Shares Outstanding	15,916,325				$15,916,325

See accompanying notes to unaudited pro forma condensed combined financial statements.

 IMH FINANCIAL CORPORATION
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2017
(In thousands, except share data)

	Historical	Historical			Pro Forma
	IMH Financial	MacArthur	Pro Forma		IMH Financial
	Corporation	Place	Adjustments		Corporation
	(1)	(2)	(3)
Revenue:
Operating Property Revenue	$1,682	$7,108	$—		$8,790
Management Fees, Investment and Other Income	808	—	—		808
Mortgage Loan Income, Net	402	—	—		402

Total Revenue	2,892	7,108	—		10,000

Operating Expenses:
Operating Property Direct Expenses (Exclusive of Interest and Depreciation)	1,544	6,194	—		7,738
Expenses for Non-Operating Real Estate Owned	485	—	—		485
Professional Fees	3,181	—	—		3,181
General and Administrative Expenses	6,154	—	—		6,154
Interest Expense	1,323	180	(180)	3a	2,284
			961	3b
Depreciation and Amortization Expense	139	395	(395)	3a	1,340
			1,201	3c
Total Operating Expenses	12,826	6,769	1,587		21,182

Provision (Recovery) of Credit Losses, Impairment Charges, Loss (Gain) on Disposal, and Equity Loss from Unconsolidated Entities
Loss (Gain) on Disposal of Assets, Net	(2,036)	—	—		(2,036)
Recovery of Investment and Credit Losses, Net	(6,408)	—	—		(6,408)
Impairment of Real Estate Owned	344	—	—		344
Equity Loss from Unconsolidated Entities	239	—	—		239
Total Provision (Recovery) of Credit Losses, Impairment Charges, Loss (Gain) on Disposal and Equity Loss from Unconsolidated Entities	(7,861)	—	—		(7,861)

Total Costs and Expenses	4,965	6,769	1,587		13,321

Income (Loss) before Income Taxes	(2,073)	339	(1,587)		(3,321)
Provision for Income Taxes	—	—	—		—
Income (Loss) from Continuing Operations	(2,073)	339	(1,587)		(3,321)
Net Income Attributable to Noncontrolling Interests	490	—	—		490
Cash Dividend on Redeemable Convertible Preferred Stock	(1,600)	—	—		(1,600)
Deemed Dividend on Redeemable Convertible Preferred Stock	(2,016)	—	—		(2,016)
Net Income (Loss) Attributable to Common Shareholders	$(5,199)	$339	$(1,587)		$(6,447)

Loss per common share
Basic and Diluted	$(0.32)			3d	$(0.40)
Basic and Diluted Weighted Average Common Shares Outstanding	16,166,285				16,166,285
See accompanying notes to unaudited pro forma condensed combined financial statements.

IMH FINANCIAL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma Condensed Combined Statement of Operations Adjustments, Reclassifications and Eliminations

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the MacArthur Hotel, through various subsidiaries of the Company, as if it had occurred on January 1, 2016. Certain amounts in the historical statement of operations of the MacArthur Hotel have been reclassified to conform to IMH’s presentation and to eliminate revenues and expenses to the extent they relate to assets that were not acquired or liabilities that were not assumed. The details of these adjustments, reclassifications and eliminations in the unaudited pro forma condensed combined statement of operations are as follows:

1)
Represents the historical consolidated statement of operations of the Company, except that the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2016 includes only the results of operations from continuing operations of the Company for the period presented. In accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, revenues and expenses related to property operations classified as discontinued operations have been excluded.

2)
Represents the historical statement of operations of the MacArthur Place, as reclassified to conform to our financial statement presentation. These reclassification adjustments did not result in any changes to net income for the year ended December 31, 2016 or the nine month period ended September 30, 2017.

3)	Pro Forma adjustments include:

a.	To eliminate the MacArthur Hotel's historical interest expense and depreciation and amortization.

b.
To record estimated interest expense resulting from the loan obtained in connection with the acquisition. The loan requires interest-only payments during the initial three-year term and bears floating interest equal to the 30-day LIBOR rate plus 3.75%, subject to possible downward adjustment if certain additional conditions are met. For pro forma presentation purposes, we have presented interest expenses for each of the periods presented based on the current interest rate. A one-eighth percent change in interest rate would impact interest expense by less than $30,000 for each period presented.

c.
To record estimated depreciation and amortization expense resulting from the preliminary fair value of property acquired based on estimated useful lives ranging from three to 15 years. Amortization expense includes an estimate of the amortization of intangible assets acquired in the acquisition based on a preliminary valuation. The ultimate amortization may differ from from this estimate.

d.
Pro forma net loss per common share was $0.77 compared to actual loss per common share of $0.69 for the year ended December 31, 2016. Pro forma net loss per common share was $0.40 compared to actual loss per common share of $0.32 for the nine month period ended September 30, 2017.